     As filed with the Securities and Exchange Commission on May 14, 1997
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                       INTEGRATED CIRCUIT SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


                          Pennsylvania                      23-2000174
          (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                    Identification No.)

     2435 Boulevard of the Generals
        Valley Forge, Pennsylvania                                 19482
     (Address of principal executive offices)                    (Zip Code)


                            1992 STOCK OPTION PLAN

             STOCK OPTION PLAN FOR HENRY I. BOREEN AS INTERIM CEO.

                   CONSULTING AGREEMENT WITH JOHN L. PICKITT


                           (Full title of the plan)

                               -----------------

                                  HOCK E. TAN
               Senior Vice President and Chief Financial Officer
                       Integrated Circuit Systems, Inc.
                        2435 Boulevard of the Generals
                            Valley Forge, PA  19482
                    (Name and address of agent for service)

                                (610) 630-5300
         (Telephone number, including area code, of agent for service)

                               -----------------

================================================================================

                        CALCULATION OF REGISTRATION FEE


================================================================================

Title of securities   Amount to be   Proposed maximum     Proposed maximum     Amount of
to be registered       registered    offering price       aggregate offering   registration
                                     per share            price                fee

-------------------------------------------------------------------------------------------
Common Stock,              300,000   $    (4)              $4,369,930.00      $1384.82
no par value/(1)/
-------------------------------------------------------------------------------------------
Common Stock,               75,000   $10.375               $  778,125.00      $ 268.32
no par value/(2)/
-------------------------------------------------------------------------------------------
Common Stock,                5,000   $14.125               $      70,625      $  24.35
no par value/(3)/
-------------------------------------------------------------------------------------------
Total.....................................................................    $1677.49
===========================================================================================

(1) Represents Common Stock issuable upon exercise of options granted pursuant to the Registrant's 1992 Stock Option Plan
(2)  Represents Common Stock issuable upon exercise of options granted to Henry
I. Boreen on September 3, 1996 pursuant to the Stock Option Plan for Henry I. Boreen as Interim CEO.
(3)  Represents Common Stock issuable upon exercise of options granted to John
L. Pickitt on March 3, 1997, pursuant to the terms of a consulting agreement dated March 3, 1997, between the Registrant and Mr. Pickitt.
(4) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the price at which options may be exercised (66,000 shares at $11.75, 12,000 shares at $10.875 and 76,250 at $15.437) or, where such price is not known and with respect to other types of issuances that may be made under the Registrant's 1992 Stock Option Plan, the average of the reported high and low prices of the Common Stock, as reported on the Nasdaq National Market, of $17.0625 per share on May 9, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

        The following documents, as filed by Integrated Circuit Systems, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated in this registration statement by reference:

               (a) The Registrant's Annual Report on Form 10-K, for the fiscal year ended June 29, 1996 filed on September 26, 1996.

               (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 28, 1996.

               (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 28, 1996.

               (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1997.

               (e) The description of the Registrant's Common Stock, which is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act on May 20, 1991, including any amendment or reports filed for the purpose of updating such description.

               All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        Experts
        -------

        The consolidated financial statements of the Registrant as of June 29, 1996, and for each of the years in the three-year period ended Jun 29, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.   Description of Securities.
          --------------------------

               Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

               Not applicable.


Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

               Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

               Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

               Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

               Section 23.2 of the Company's Bylaws mandates indemnification of any director or officer who was or is a party to, or is threatened to be made a party to, or is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses incurred in connection with any such action. Indemnification is required and authorized except where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final binding adjudication to have constituted willful misconduct or recklessness.

               Section 23.4 of the Company's Bylaws mandates the advancement of expenses to any director or officer who incurred such expenses in defending any action or proceeding in advance of its final disposition provided that if required by the PBCL or other applicable law, the payment of such expenses be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is determined that he is not entitled to indemnification.

               Sections 23.6 and 23.7 of the Company's Bylaws authorize the Company to further effect or secure its indemnification obligations by depositing funds in trust or escrow, maintaining insurance, granting a security interest in its assets or property, establishing a letter of credit, or entering into indemnification agreements.


Item 7. Exemption from Registration Claimed.
        ------------------------------------

        Not applicable.


Item 8. Exhibits.
        ---------

        The following is a list of exhibits filed as part of this Registration Statement.


Exhibit
Number                   Exhibit
------                   -------
  5.1     -    Opinion of Randall J. Gort, General Counsel.

 23.1     -    Consent of Randall J. Gort, General Counsel. (included as part of
               Exhibit 5.1 hereto).

 23.2     -    Consent of KPMG Peat Marwick LLP.

 24.1     -    Powers of Attorney (included as part of the signature page of this Registration Statement).


 99.1     -    1992 Stock Option Plan, as amended as of November 25, 1996.

 99.2     -    Stock Option Plan for Henry I. Boreen as Interim CEO.

 99.3     -    Consulting Agreement with John L. Pickitt

Item 9. Undertakings.
        ------------

        (a)    The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)    To include any prospectus required by
        Section 10(a)(3)
        of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do
-----------------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Forge, Commonwealth of Pennsylvania on the 12th day of May, 1997.


                                       INTEGRATED CIRCUIT SYSTEMS, INC.


                                       By:  /s/ Hock E. Tan
                                            --------------------------------
                                            Hock E. Tan
                                            Senior Vice President, Chief
                                            Financial Officer and secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Hock E. Tan his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate.


    Name                             Title                         Date
    ----                             -----                         ----
/s/ Hock E. Tan                   Senior Vice President, Chief     May 14, 1997
------------------------------    Financial Officer and Secretary
Hock E. Tan                       (Principal Financial and
                                  Accounting Officer)

/s/ Henry I. Boreen               Director, Chairman of the Board  May 14, 1997
------------------------------
 Henry I. Boreen

/s/ Rudolf Gassner                Director                         May 14, 1997
------------------------------
Rudolf Gassner

/s/ John L. Pickitt               Director                         May 14, 1997
------------------------------
John L. Pickitt

/s/ Stavro E. Prodromou, Ph.D.    Director, CEO                    May 14, 1997
------------------------------
Stavro E. Prodromou, Ph.D.

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                    Exhibit
------                    -------
  5.1    -   Opinion of Randall J. Gort, General Counsel

 23.1    -   Consent of Randall J. Gort, General Counsel
             (included as part of Exhibit 5.1 hereto).

 23.2    -   Consent of KPMG Peat Marwick LLP.

 24.1    -   Powers of Attorney (included as part of the signature page of this Registration Statement).

 99.1    -   1992 Stock Option Plan, as amended as of November 25, 1996.

 99.2    -   Stock Option Plan for Henry I. Boreen as Interim CEO.

 99.3    -   Consulting Agreement with John L. Pickitt